Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (February 10, 2021)

IPG Announces Full Year and Fourth Quarter 2020 Results

•Fourth quarter reported net revenue of $2.28 billion, a decrease of 6.1% from a year ago, with organic net revenue decrease of 5.4%, due to challenging macroeconomic environment
•Fourth quarter organic net revenue decreases of 1.8% in the U.S. and 10.5% in International markets
•Fourth quarter diluted earnings per share of $0.28 as reported and $0.86 as adjusted
•Full year reported net revenue decrease of 6.5%, and organic net revenue decrease of 4.8%
•Full year reported net income was $351.1 million, including restructuring charges, and adjusted EBITA before restructuring charges was $1.09 billion
•Full year adjusted EBITA before restructuring charges margin on net revenue of 13.5%
•Full year diluted earnings per share of $0.89 and $1.73 as adjusted
•Management continued a program of structural operating cost reduction, resulting in restructuring charges of $413.8 million for the full year
•Board approves 6% increase in quarterly dividend

Philippe Krakowsky, CEO of IPG:

"Our focus remains on mitigating the impact of the health crisis on our clients, our business, and most important, our people. Their achievements have been remarkable, and I want to express our admiration for their resilience, and our appreciation for their ongoing commitment and effort.”

“As expected, our results this quarter continue to reflect the effect of the pandemic. Under challenging conditions, we reported a solid fourth quarter, especially in the U.S., and full year performance that once again should place us at the top of our sector. We continued to be disciplined with respect to expenses, proactive and strategic in our approach to structural cost actions, while simultaneously investing in our business during the year to accelerate areas of strongest opportunity and growth. That investment continues to result in differentiated capabilities and forward-looking offerings, which are in demand and driving success in the marketplace.”

“Heading into 2021, we are confident of the strength and competitiveness of our offerings, the talent within our group, and the value that our services can deliver by ensuring that clients' businesses and brands thrive in the digital economy. Our commitment to a strong balance
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

sheet and financial flexibility remains a key priority, and the action by our Board announced today to increase our dividend further speaks to confidence in the forward trajectory of our company. While visibility into the full year remains challenging, due to exceptional macroeconomic circumstances, we fully expect to return to positive organic growth over the course of the year, and to post full-year 2021 growth consistent with the industry, on top of IPG’s 2020 outperformance relative to our peer group. Along with that growth, we expect to continue to build on our long-term record of improving profitability and sustained value creation.”

Summary

Revenue
•Fourth quarter 2020 net revenue was $2.28 billion, compared to $2.43 billion in the fourth quarter of 2019. During the quarter, the organic net revenue decrease was 5.4%, while the effect of foreign currency translation was positive 0.1%, and the impact of net dispositions was negative 0.8%. Fourth quarter 2020 total revenue, which includes billable expenses, was $2.55 billion, compared to $2.90 billion in 2019.
•Full year 2020 net revenue was $8.06 billion, compared to $8.63 billion in 2019. During the year, the organic net revenue decrease was 4.8%, while the effect of foreign currency translation was negative 0.8%, and the impact of net dispositions was negative 0.9%. Full year 2020 total revenue, which includes billable expenses, was $9.06 billion, compared to $10.22 billion in 2019.

Operating Results
•Operating income in the fourth quarter of 2020 was $223.4 million, including restructuring charges of $253.9 million, compared to $491.3 million in 2019. Adjusted EBITA before restructuring charges was $498.8 million in the fourth quarter of 2020, compared to adjusted EBITA of $512.7 million for the same period in 2019. Adjusted EBITA before restructuring charges margin on net revenue was 21.8%, compared to adjusted EBITA margin of 21.1% for the same period in 2019.
•Operating income for the full year 2020 was $588.4 million, including restructuring charges of $413.8 million, compared to $1.09 billion in 2019, including restructuring charges of $33.9 million. Adjusted EBITA before restructuring charges was $1.09 billion for the full year 2020, compared to $1.20 billion for the same period in 2019. Adjusted EBITA before restructuring charges margin on net revenue was 13.5% in 2020, compared to 14.0% in 2019.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

•In the fourth quarter and full year of 2020, the Company recognized restructuring charges of $253.9 million and $413.8 million, respectively, of which $169.9 million and $265.6 million, respectively, were non-cash. We expect that our restructuring actions taken throughout this year will together result in annualized structural operating expense savings of approximately $160 million.
•Refer to reconciliations on page 13 for more detail.

Net Results
•Income tax provision in the fourth quarter of 2020 was $58.1 million on income before income taxes of $173.6 million.
•Fourth quarter 2020 net income available to IPG common stockholders was $112.3 million, resulting in earnings of $0.29 per basic share and $0.28 per diluted share, compared to $0.85 and $0.84, respectively, for the same period in 2019. Adjusted earnings were $0.86 per diluted share as adjusted for after-tax amortization of acquired intangibles of $17.3 million, after-tax restructuring charges of $197.0 million, and an after-tax loss of $13.2 million on the sales of businesses. This compares to adjusted earnings of $0.88 per diluted share a year ago.
•Income tax provision for the full year 2020 was $8.0 million on income before income taxes of $361.3 million, primarily driven by an income tax benefit of $136.2 million related to the finalization and settlement of the U.S. Federal income tax audit of the years 2006 through 2016.
•Full year 2020 net income available to IPG common stockholders was $351.1 million, resulting in earnings of $0.90 per basic share and $0.89 per diluted share, compared to $1.70 and $1.68, respectively, for the same period in 2019. Adjusted earnings were $1.73 per diluted share as adjusted for after-tax amortization of acquired intangibles of $69.0 million, after-tax restructuring charges of $320.7 million, an after-tax loss of $62.0 million on the sales of businesses, and the net positive impact of various discrete tax items of $122.6 million. This compares to adjusted earnings of $1.93 per diluted share a year ago.
•Refer to reconciliations on pages 11 to 15 for more detail.

Operating Results

Revenue
During the fourth quarter of 2020, net revenue of $2.28 billion decreased 6.1% compared to the same period in 2019. During the quarter, the effect of foreign currency translation was positive 0.1%, the impact of net divestitures was negative 0.8%, and the resulting organic revenue decrease was 5.4%. Total revenue of $2.55 billion in the fourth quarter of 2020 decreased 12.1% compared to 2019.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

For the full year 2020, net revenue of $8.06 billion decreased 6.5% compared to the same period in 2019. During the year, the effect of foreign currency translation was negative 0.8%, the impact of net divestitures was negative 0.9%, and the resulting organic revenue decrease was 4.8%. Total revenue of $9.06 billion decreased 11.4% during the full year 2020 compared to 2019.

Operating Expenses
For the fourth quarter of 2020, total operating expenses, excluding billable expenses and including restructuring charges, increased by 6.1%, and excluding restructuring charges decreased by 6.9%, compared to a net revenue decrease of 6.1% for the same period. For the full year 2020, total operating expenses, excluding billable expenses and including restructuring charges, decreased by 0.8%, and excluding restructuring charges decreased by 5.9%, compared to a net revenue decrease of 6.5% from a year ago.

Staff cost ratio, which is total salaries and related expenses as a percentage of net revenue, was 58.9% in the fourth quarter of 2020, which remained flat compared to the same period in 2019. For the full year 2020, staff cost ratio was 66.3%, compared to 64.6% in the same period in 2019. During the fourth quarter of 2020, salaries and related expenses were $1.35 billion, a decrease of 6.0% compared to the same period in 2019. For the full year 2020, salaries and related expenses were $5.35 billion, a decrease of 4.0% compared to 2019. The decrease was primarily driven by reductions in base salaries, benefits and tax and lower incentive and temporary help expenses in response to the declines in net revenue, which were primarily due to the impact of the COVID-19 pandemic on economic conditions. The decreases were partially offset by increased severance expense.

For the fourth quarter and full year 2020, office and other direct expenses as a percentage of net revenue decreased to 16.0% and 17.0%, respectively, from 17.3% and 18.1%, respectively, for the same periods in 2019. During the fourth quarter of 2020, office and other direct expenses were $364.8 million, a decrease of 13.1% compared to the same period in 2019. For the full year 2020, office and other direct expenses were $1.37 billion, a decrease of 12.5% compared to 2019. The decrease in office and other direct expenses was mainly due to decreases in travel and entertainment expenses and new business and promotion expenses as well as lower occupancy expense and professional consulting fees, partially offset by an increase in bad debt expense.

For the fourth quarter of 2020, selling, general and administrative expenses as a percentage of net revenue was 1.0%, which remained flat compared to the same period in 2019. For the full year 2020 selling, general and administrative expenses as a percentage of net revenue decreased to 0.7%, from 1.1% in 2019. During the fourth quarter of 2020, selling, general and administrative expenses were $22.4 million, a decrease of 8.6% compared to the same period in
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

2019. For the full year 2020, selling, general and administrative expenses were $58.8 million, a decrease of 37.3% compared to 2019. The decrease was primarily attributable to a decrease in employee insurance expense, resulting from fewer insurance claims as well as lower incentive expense and travel and entertainment expenses.

For the fourth quarter and full year 2020, depreciation and amortization as a percentage of net revenue was 3.2% and 3.6%, respectively, compared to 2.7% and 3.2%, respectively, for the same periods in 2019. During the fourth quarter of 2020, depreciation and amortization was $73.7 million, an increase of 12.7% compared to the same period in 2019. For the full year 2020, depreciation and amortization was $290.6 million, an increase of 4.3% compared to 2019.

During the fourth quarter and full year 2020, restructuring charges were $253.9 million and $413.8 million, respectively, due to actions taken, with the objective of lowering our operating expenses structurally and permanently relative to revenue and accelerating the transformation of our business. The non-cash component of these charges was $169.9 million and $265.6 million for the fourth quarter and full year 2020, respectively. The majority of our charges reflect our actions to exit leased space totaling approximately 1.7 million square feet over the course of the year, in approximately 120 locations around the world.

Non-Operating Results and Tax
Net interest expense increased by $1.3 million to $40.0 million in the fourth quarter of 2020 from a year ago. Full year 2020 net interest expense decreased by $2.1 million to $162.7 million from a year ago.

Other expense, net was $9.8 million for the fourth quarter of 2020 and $64.4 million for the full year 2020, which primarily included losses on the sales of certain small, non-strategic businesses.

The income tax provision in the fourth quarter of 2020 was $58.1 million on income before income taxes of $173.6 million, compared to a provision of $86.1 million on income before income taxes of $427.8 million in the same period in 2019. The income tax provision for the full year 2020 was $8.0 million on income before income taxes of $361.3 million, compared to a provision of $204.8 million on income before income taxes of $878.3 million in 2019. The decrease in the provision for the full year 2020 is primarily due to an income tax benefit related to the finalization and settlement of the U.S. Federal income tax audit of the years 2006 through 2016.

The effective tax rate for the fourth quarter of 2020 was 33.5% compared to 20.1% for the same period in 2019. Excluding the impacts of amortization of acquired intangibles, restructuring charges, and losses on the sales of businesses, the effective tax rate for the fourth quarter of
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

2020 was 26.1% compared to 24.5% in 2019 as similarly adjusted. The effective tax rate for the full year 2020 was 2.2% compared to 23.3% for the same period in 2019. Excluding the impacts of amortization of acquired intangibles, restructuring charges, net losses on the sales of businesses, and the net positive impact of various discrete tax items, the effective tax rate for the full year 2020 was 26.5% compared to 25.8% in 2019 as similarly adjusted.

Balance Sheet
At December 31, 2020, cash and cash equivalents totaled $2.51 billion, compared to $1.19 billion at December 31, 2019. Total debt was $3.47 billion at December 31, 2020, compared to $3.33 billion at December 31, 2019.

Common Stock Dividend
During the fourth quarter of 2020, the Company declared and paid a common stock cash dividend of $0.255 per share, for a total of $99.5 million. During 2020, the Company paid four quarterly cash dividends of $0.255 per share on our common stock, which corresponded to aggregate dividend payments of $398.1 million for the full year.

On February 10, 2021, the Company also announced that its Board of Directors has declared a common stock cash dividend of $0.27 per share, payable quarterly to holders of record on an ongoing basis.

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic net revenue growth, adjusted EBITA, adjusted EBITA before restructuring charges and adjusted earnings per diluted share, and the reconciliations thereof, please refer to pages 11 to 15 and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

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About Interpublic
Interpublic is values-based, data-fueled, and creatively-driven. Major global brands include Acxiom, Craft, FCB (Foote, Cone & Belding), FutureBrand, Golin, Huge, Initiative, Jack Morton, Kinesso, MAGNA, Matterkind, McCann, Mediahub, Momentum, MRM, MullenLowe Group, Octagon, R/GA, UM and Weber Shandwick. Other leading brands include Avrett Free Ginsberg, Campbell Ewald, Carmichael Lynch, Deutsch, Hill Holliday, ID Media and The Martin Agency. For more information, please visit www.interpublic.com.

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Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management's beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

◦the effects of a challenging economy on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
◦the impacts of the novel coronavirus (COVID-19) pandemic and the measures to contain its spread, including social distancing efforts and restrictions on businesses, social activities and travel, any failure to realize anticipated benefits from the rollout of COVID-19 vaccination campaigns and the resulting impact on the economy, our clients and demand for our services, which may precipitate or exacerbate other risks and uncertainties;
◦our ability to attract new clients and retain existing clients;
◦our ability to retain and attract key employees;
◦risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;
◦potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
◦risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates;
◦developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world, including laws and regulations related to data protection and consumer privacy; and
◦failure to fully realize the anticipated benefits of our 2020 restructuring actions and other cost-saving initiatives.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other SEC filings.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FOURTH QUARTER REPORT 2020 AND 2019 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended December 31,
	2020	2019	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$2,284.4	$2,433.0	(6.1)%
Billable Expenses	265.6	468.8	(43.3)%
Total Revenue	2,550.0	2,901.8	(12.1)%

Operating Expenses:
Salaries and Related Expenses	1,346.2	1,432.1	6.0%
Office and Other Direct Expenses	364.8	419.7	13.1%
Billable Expenses	265.6	468.8	43.3%
Cost of Services	1,976.6	2,320.6	14.8%
Selling, General and Administrative Expenses	22.4	24.5	8.6%
Depreciation and Amortization	73.7	65.4	(12.7)%
Restructuring Charges	253.9	0.0	>(100)%
Total Operating Expenses	2,326.6	2,410.5	3.5%
Operating Income	223.4	491.3	(54.5)%

Expenses and Other Income:
Interest Expense	(46.8)	(48.2)
Interest Income	6.8	9.5
Other Expense, Net	(9.8)	(24.8)
Total (Expenses) and Other Income	(49.8)	(63.5)

Income Before Income Taxes	173.6	427.8
Provision for Income Taxes	58.1	86.1
Income of Consolidated Companies	115.5	341.7
Equity in Net Income of Unconsolidated Affiliates	1.5	0.5
Net Income	117.0	342.2
Net Income Attributable to Noncontrolling Interests	(4.7)	(13.3)
Net Income Available to IPG Common Stockholders	$112.3	$328.9

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.29	$0.85
Diluted	$0.28	$0.84

Weighted-Average Number of Common Shares Outstanding:
Basic	390.5	386.9
Diluted	396.1	393.3

Dividends Declared Per Common Share	$0.255	$0.235

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS ANNUAL REPORT 2020 AND 2019 (Amounts in Millions except Per Share Data) (UNAUDITED)
	Twelve Months Ended December 31,
	2020	2019	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$8,064.5	$8,625.1	(6.5)%
Billable Expenses	996.5	1,596.2	(37.6)%
Total Revenue	9,061.0	10,221.3	(11.4)%

Operating Expenses:
Salaries and Related Expenses	5,345.0	5,568.8	4.0%
Office and Other Direct Expenses	1,367.9	1,564.1	12.5%
Billable Expenses	996.5	1,596.2	37.6%
Cost of Services	7,709.4	8,729.1	11.7%
Selling, General and Administrative Expenses	58.8	93.8	37.3%
Depreciation and Amortization	290.6	278.5	(4.3)%
Restructuring Charges	413.8	33.9	>(100)%
Total Operating Expenses	8,472.6	9,135.3	7.3%
Operating Income	588.4	1,086.0	(45.8)%

Expenses and Other Income:
Interest Expense	(192.2)	(199.3)
Interest Income	29.5	34.5
Other Expense, Net	(64.4)	(42.9)
Total (Expenses) and Other Income	(227.1)	(207.7)

Income Before Income Taxes	361.3	878.3
Provision for Income Taxes	8.0	204.8
Income of Consolidated Companies	353.3	673.5
Equity in Net Income of Unconsolidated Affiliates	0.9	0.4
Net Income	354.2	673.9
Net Income Attributable to Noncontrolling Interests	(3.1)	(17.9)
Net Income Attributable to IPG Common Stockholders	$351.1	$656.0

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.90	$1.70
Diluted	$0.89	$1.68

Weighted-Average Number of Common Shares Outstanding:
Basic	389.4	386.1
Diluted	393.2	391.2

Dividends Declared Per Common Share	$1.020	$0.940
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended December 31, 2020
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses [1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges [2]	$223.4	$(21.5)	$(253.9)		$498.8

Total (Expenses) and Other Income [3]	(49.8)			$(15.2)	(34.6)
Income Before Income Taxes	173.6	(21.5)	(253.9)	(15.2)	464.2
Provision for Income Taxes	58.1	4.2	56.9	2.0	121.2
Effective Tax Rate	33.5%				26.1%
Equity in Net Income of Unconsolidated Affiliates	1.5				1.5
Net Income Attributable to Noncontrolling Interests	(4.7)				(4.7)
Net Income Available to IPG Common Stockholders	$112.3	$(17.3)	$(197.0)	$(13.2)	$339.8

Weighted-Average Number of Common Shares Outstanding - Basic	390.5				390.5
Dilutive effect of stock options and restricted shares	5.6				5.6
Weighted-Average Number of Common Shares Outstanding - Diluted	396.1				396.1

Earnings Per Share Available to IPG Common Stockholders [4]:
Basic	$0.29	$(0.04)	$(0.50)	$(0.03)	$0.87
Diluted	$0.28	$(0.04)	$(0.50)	$(0.03)	$0.86

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 13.
[3] Consists of non-operating expenses including interest expense, net and other expense, net.
[4] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Twelve Months Ended December 31, 2020
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses [1]	Net Impact of Various Discrete Tax Items [2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges [3]	$588.4	$(85.9)	$(413.8)			$1,088.1

Total (Expenses) and Other Income [4]	(227.1)			$(67.0)		(160.1)
Income Before Income Taxes	361.3	(85.9)	(413.8)	(67.0)		928.0
Provision for Income Taxes	8.0	16.9	93.1	5.0	$122.6	245.6
Effective Tax Rate	2.2%					26.5%
Equity in Net Income of Unconsolidated Affiliates	0.9					0.9
Net Income Attributable to Noncontrolling Interests	(3.1)					(3.1)
Net Income Available to IPG Common Stockholders	$351.1	$(69.0)	$(320.7)	$(62.0)	$122.6	$680.2

Weighted-Average Number of Common Shares Outstanding - Basic	389.4					389.4
Dilutive effect of stock options and restricted shares	3.8					3.8
Weighted-Average Number of Common Shares Outstanding - Diluted	393.2					393.2

Earnings Per Share Available to IPG Common Stockholders [5]:
Basic	$0.90	$(0.18)	$(0.82)	$(0.16)	$0.31	$1.75
Diluted	$0.89	$(0.18)	$(0.82)	$(0.16)	$0.31	$1.73

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Includes a tax benefit of $136.2 related to the finalization and settlement of the U.S. Federal income tax audit for years 2006 through 2016 partially offset by $13.6 of tax expense related to the estimated costs associated with our change in our APB 23 assertion for certain foreign subsidiaries.

[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 13.
[4] Consists of non-operating expenses including interest expense, net and other expense, net.
[5] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Net Revenue	$2,284.4	$2,433.0	$8,064.5	$8,625.1

Non-GAAP Reconciliation:
Net Income Available to IPG Common Stockholders	$112.3	$328.9	$351.1	$656.0

Add Back:
Provision for Income Taxes	58.1	86.1	8.0	204.8
Subtract:
Total (Expenses) and Other Income	(49.8)	(63.5)	(227.1)	(207.7)
Equity in Net Income of Unconsolidated Affiliates	1.5	0.5	0.9	0.4
Net Income Attributable to Noncontrolling Interests	(4.7)	(13.3)	(3.1)	(17.9)
Operating Income	223.4	491.3	588.4	1,086.0

Add Back:
Amortization of Acquired Intangibles	21.5	21.4	85.9	86.0

Adjusted EBITA	244.9	512.7	674.3	1,172.0

Adjusted EBITA Margin on Net Revenue %	10.7%	21.1%	8.4%	13.6%
Restructuring Charges [1]	253.9	N/A	413.8	31.8

Adjusted EBITA before Restructuring Charges	$498.8	N/A	$1,088.1	$1,203.8
Adjusted EBITA before Restructuring Charges Margin on Net Revenue %	21.8%	N/A	13.5%	14.0%

1 In the second, third and fourth quarters of 2020, the Company took restructuring actions to lower our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business. The adjustment of $31.8 for restructuring charges for the nine months ended September 30, 2019 only includes restructuring charges during the first quarter of 2019, which relate to a cost initiative to better align our cost structure with our revenue due to client losses occurring in 2018.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended December 31, 2019
	As Reported	Amortization of Acquired Intangibles	Net Losses on Sales of Businesses [1]	Tax Valuation Allowance Reversals	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA [2]	$491.3	$(21.4)			$512.7

Total (Expenses) and Other Income [3]	(63.5)		$(24.0)		(39.5)
Income Before Income Taxes	427.8	(21.4)	(24.0)		473.2
Provision for Income Taxes	86.1	4.2	0.4	$25.3	116.0
Effective Tax Rate	20.1%				24.5%
Equity in Net Income of Unconsolidated Affiliates	0.5				0.5
Net Income Attributable to Noncontrolling Interests	(13.3)				(13.3)
Net Income Available to IPG Common Stockholders	$328.9	$(17.2)	$(23.6)	$25.3	$344.4

Weighted-Average Number of Common Shares Outstanding - Basic	386.9				386.9
Dilutive effect of stock options and restricted shares	6.4				6.4
Weighted-Average Number of Common Shares Outstanding - Diluted	393.3				393.3

Earnings Per Share Available to IPG Common Stockholders [4]:
Basic	$0.85	$(0.04)	$(0.06)	$0.07	$0.89
Diluted	$0.84	$(0.04)	$(0.06)	$0.06	$0.88

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA on page 13.
[3] Consists of non-operating expenses including interest expense, net and other expense, net.
[4] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Twelve Months Ended December 31, 2019
	As Reported	Amortization of Acquired Intangibles	Q1 2019 Restructuring Charges	Net Losses on Sales of Businesses [1]	Net Impact of Various Discrete Tax Items [2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges [3]	$1,086.0	$(86.0)	$(31.8)			$1,203.8

Total (Expenses) and Other Income [4]	(207.7)			$(46.3)		(161.4)
Income Before Income Taxes	878.3	(86.0)	(31.8)	(46.3)		1,042.4
Provision for Income Taxes	204.8	16.9	7.6	0.4	$39.2	268.9
Effective Tax Rate	23.3%					25.8%
Equity in Net Income of Unconsolidated Affiliates	0.4					0.4
Net Income Attributable to Noncontrolling Interests	(17.9)					(17.9)
Net Income Available to IPG Common Stockholders	$656.0	$(69.1)	$(24.2)	$(45.9)	$39.2	$756.0

Weighted-Average Number of Common Shares Outstanding - Basic	386.1					386.1
Dilutive effect of stock options and restricted shares	5.1					5.1
Weighted-Average Number of Common Shares Outstanding - Diluted	391.2					391.2

Earnings Per Share Available to IPG Common Stockholders [5]:
Basic	$1.70	$(0.18)	$(0.06)	$(0.12)	$0.10	$1.96
Diluted	$1.68	$(0.18)	$(0.06)	$(0.12)	$0.10	$1.93

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Includes $13.9 related to the settlement of certain tax positions in the second quarter of 2019 and $25.3 related to tax valuation allowance reversals in the fourth quarter of 2019.
[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 13.
[4] Consists of non-operating expenses including interest expense, net and other expense, net.
[5] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax